Exhibit 99.2

 December 2022  NASDAQ: FBMS

 2  Safe Harbor  ABOUT THE FIRST BANCSHARES, INC.  The First Bancshares, Inc. (“FBMS” or the “Company”), headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Contact: Chandra Kidd, Corporate Secretary.   NON-GAAP FINANCIAL MEASURES  FBMS reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures used in managing the business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, FBMS’s reported results prepared in accordance with GAAP.   ADDITIONAL INFORMATION ABOUT THE MERGER & WHERE TO FIND IT  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration No. 333-267829) for the proposed merger, containing a joint proxy statement of HSBI and the Company and a prospectus of the Company. The Company will also file other documents with the SEC with respect to the proposed merger, pursuant to SEC reporting requirements. A definitive joint proxy statement/prospectus will be mailed to shareholders of HSBI and the Company. Investors and security holders of the Company and HSBI are urged to read the entire joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Company, HSBI, and the proposed merger transactions. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website or by contacting the Company.  PARTICIPANTS IN THE TRANSACTION  The Company and Heritage Southeast Bancorporation, Inc. (“HSBI”) and their respective directors and executive officers and other members of management and employees, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2022 annual meeting of shareholders, filed with the SEC on April 6, 2022, and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR A SOLICITATION OF ANY VOTE OR APPROVAL.

 3  Forward Looking Statements  This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the proposed transactions between the Company and HSBI (the “Merger”). Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed and pending acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (9) changes in accounting principles, policies, or guidelines; (10) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (11) the continued impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (12) higher inflation and its impacts; (13) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) the effects of war or other conflicts including the impacts relating to or resulting from Russia’s military action in Ukraine; and (15) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.   Risks relating to the proposed Beach Bancorp, Inc. merger (the “Beach Merger”) and the HSBI merger (the “HSBI Merger”, and together with the Beach Merger, the “Mergers”) include, without limitation, (1) the risk that the cost savings and any revenue synergies from the Mergers may not be realized or take longer than anticipated to be realized, (2) disruption from the Mergers with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the HSBI Merger, (4) the risk of successful integration of Beach Bancorp, Inc. and HSBI into the Company, (5) the failure to obtain the necessary approval by the shareholders of the Company and HSBI in respect to the HSBI Merger, (6) the amount of the costs, fees, expenses and charges related to the HSBI Merger, (7) the ability by the Company to obtain required governmental approvals in respect of the HSBI Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Mergers, (9) the failure of the closing conditions in the definitive agreements in respect of the HSBI Merger to be satisfied, or any unexpected delay in closing of the HSBI Merger, (10) the risk that the integration of the operations of each of Beach Bancorp, Inc. and HSBI into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Mergers, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed.  Neither the Company nor HSBI undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication, any exhibits hereto or any related documents, the Company and HSBI claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

 4  The First Bancshares: Building Shareholder Value

 54.6%  Q3 ‘22   Efficiency Ratio,   Operating (1)  16.7%  Total Capital Ratio as of September 30, 2022  5th  Largest Bank Headquartered in MS  $6.5bn  Assets as of   September 30, 2022  14  # of Closed Transactions since 2010 (2)  5  Our Company  Company Overview  97  Locations in Southeast:   MS, LA, AL, FL & GA  1996  Bank Established in Hattiesburg, MS   Source: S&P Global Market Intelligence, Company documents  (1) Refer to appendix for “Non-GAAP Reconciliation”  Includes 11 whole bank acquisitions, 2 branch acquisitions and 1 mortgage company acquisition  1.63%   Q3 ’22  PTPP ROAA,   Operating (1)  STARKVILLE  BATON ROUGE  JACKSON  TAMPA  GULFPORT  HATTIESBURG  VALDOSTA  TALLAHASSEE  DESTIN  PENSACOLA  FBMS Locations (97)

 Continuity of Leadership through Multiple Business Cycles  6  Responsible for devising and executing a disciplined and successful strategy of organic growth and strategic acquisitions  Jarrett Nicholson  Executive VP  Chief Operating Officer  29 years experience  M. Ray “Hoppy” Cole, Jr.  President/CEO  36 Years of Experience  Dee Dee Lowery  Executive VP, CFO  32 Years of Experience  George Noonan  Executive VP  Chief Credit Officer  23 years experience  Jerome Brown  Executive VP  Community Development  18 years experience  Ion Mixon  Executive VP  Risk Manager  22 years experience  JJ Fletcher  Executive VP  Chief Lending Officer  23 years experience  Emily Agostinelli  Chief Audit Officer  22 years experience

 Evolution of Our Franchise  December 31, 2009  Total Assets ($mm) – Organic and Acquisitive Growth   FBMS Branch (9)  Hattiesburg  Source: S&P Global Market Intelligence  Data as of 12/31 of each year, respectively; Q3 ’22 data as of 9/30/22  7  September 30, 2022  2010 – Q3 ’22 CAGR: 24%  Valdosta  Tallahassee  Atlanta  Mobile  Jackson  Montgomery  Baton Rouge  New Orleans  Shreveport  Houston  Tampa  Birmingham  Orlando  Hattiesburg  Gulfport  Pensacola  FBMS Branch (94)  FBMS LPO (3)

 Improving Geographic Diversification of our Balance Sheet  8  2015 Deposits by State  September 30, 2022 Deposits by State  Source: S&P Global Market Intelligence, Company documents  2009 and 2015 data as of 6/30  2015 Loans by State  September 30, 2022 Loans by State  2009 Loans by State  2009 Deposits by State

 Our Market Demographics  9   Source: S&P Global Market Intelligence    Note: Demographic information may not be indicative of the characteristics of the particular markets in which we operate  (1) Demographic data deposit weighted by county; deposit data as of 6/30/22; Pro forma for pending acquisition of Heritage Southeast Bancorporation, Inc.   ‘22 – ‘27 Projected Population Growth (%)  ‘22 – ‘27 Projected Median HHI Growth (%)  2027 Projected Median HHI ($)  August 2022 Unemployment Rate (%)  (1)  (1)  (1)  (1)

 10  2012  2013  2014  2015  2016  2017  2018  2019  2020  2021  Q3 ’22  Average Stock Price ($)  $9.21  $12.99  $14.54  $16.40  $18.88  $29.06  $35.08  $31.79  $24.54  $37.66  $29.86  Average Market Capitalization ($)  In Millions  $28.5  $57.3  $75.8  $88.1  $101.4  $277.4  $455.0  $542.9  $505.7  $791.7  $683.4  Average Daily Volume (shares)  1,679  3,841  4,453  7,387  3,819  24,078  34,841  48,983  77,982  62,675  99,979  Price/LTM EPS (x)  8.1x  14.6x  12.2x  11.8x  16.8x  29.7x  18.7x  15.1x  12.8x  12.8x  9.7x  Price/Tangible Book (%)  78.8%  130.6%  120.0%  140.0%  177.9%  230.0%  179.2%  188.2%  147.6%  165.7%  176.4%  Market Information and Historical Pricing  Source: S&P Global Market Intelligence, Company documents  Company financial data and market data as of 9/30/22

 11  Overview of Potential Whole Bank Opportunities   Source: S&P Global Market Intelligence   Data as of most recent quarter available   (1) Select Florida markets include banks and thrifts headquartered north of and including the Orlando, FL MSA; excludes merger targets and MHCs  Opportunities by State  Opportunities by Asset Size  Includes all banks and thrifts headquartered in Alabama, Georgia, Louisiana, Mississippi, Tennessee, and select Florida (1) markets with total assets between $450 million and $5.0 billion  Knoxville  Nashville  Atlanta  Orlando  Tallahassee  New   Orleans  Baton Rouge  Shreveport  Jackson  Memphis  Jacksonville  Tampa  Birmingham  Mobile  Columbus  Huntsville  Chattanooga  FL  GA  AL  MS  LA  TN  Montgomery

 Eleven Years of Record Earnings  Superior Performance and Execution  Strategically Focused on Acquisitive and Organic Growth  Strong Capital Structure  Situated in Growing Markets  Shareholder Value and Return Demonstrated  Successful Leadership Team  12  Seven Reasons  To Invest in The First

 13  Credit Highlights  Franchise and Management Strength   Southeast markets remain resilient through the COVID pandemic; unemployment well below national average  97 locations across 5 states; ranked in the top 10 by deposit market share by county / parish in ~78% of our franchise  Geographically diversified loan portfolio  Experienced, performance driven management team with local market knowledge  Granular Loan and Deposit Portfolio   67% loan-to-deposit ratio  Core funded franchise with 97.3% core deposits and 0.20% cost of deposits  Increased monitoring of hotel, restaurant and retail portfolio  Prudent credit culture and pristine asset quality in light of deferrals  Strong Profitability and Capital Position  Consistent historic improvement in profitability metrics and differentiated sources of revenue  Solid PTPP ROAA (1.63% in Q3 ‘22) to support capital generation and potentially absorb any loan losses  Capital ratios far in excess of well capitalized minimums (Q3 ’22 CET1 Ratio of 12.6% and Total Capital Ratio of 16.7%)  Q3 ‘22 54.6% efficiency ratio, operating (1)  Source: S&P Global Market Intelligence  Data as of or for the three months ended 9/30/22  (1) Refer to appendix for “Non-GAAP Reconciliation”

 Building Franchise Value  Eight Acquisitions | Closed 2018 – ‘22  Geography  Mobile, AL   MSA  Tallahassee, FL MSA  Tallahassee, FL MSA  Hammond, LA  MSA  Destin, FL  MSA  Valdosta, GA MSA  Starkville, MS  Fort Walton Beach, FL  Date Closed  March ‘18  April ‘18  November ‘18  March ‘19  November ‘19  April ‘20  December ’21  August ’22  Branches  9  5  6  7  6  8  7  7  55  Purchase Price  Cash & Stock: $60.0M  Cash &   Stock:   $30.5M  Cash &   Stock:   $80.0M  All   Stock:   $86.1M   Cash &   Stock:   $84.3M  All   Stock:   $47.9M  Deposit Premium:  $1.0M  All   Stock:  $101.8M  --  Assets  $398.5M  $213.1M  $477.1M  $375.7M  $428.5M  $535.7M  $400M  $619.7M  $3.4B  Loans  $269.9M  $173.1M  $331.6M  $247.8M  $248.9M  $394.6M  $40.5M  $456.2M  $2.2B  Deposits  $357.3M  $154.2M  $428.1M  $313.4M  $372.3M  $475.9M  $410M  $491.7M  $3.0B  Detailed Internal & 3rd Party Loan Review  Target Assets / FBMS Assets  ~22%  ~10%  ~19%  ~13%  ~12%  ~13%  ~7%  ~10%  Total  Gained:  14

 15  Financial results

 EPS  Net Income ($mm)  16  Pre-tax Pre Provision Income ($mm), Operating (1)  PTPP ROAA, Oper. (1)   Source: S&P Global Market Intelligence   Annual data for the twelve months ended 12/31 of each respective year; quarterly data for the three months ended each respective quarter  (1) Refer to appendix for “Non-GAAP Reconciliation”  Historical Performance Over Time  Eleven Years of Record Earnings  $0.82  $1.16  $0.96  $1.19  $1.55  $1.57  $1.11  $1.62  $2.55  $2.52  1.62%  1.74%  1.75%  1.79%  1.87%  2.03%  1.61%  1.42%  1.49%  $3.03  1.33%  1.24%  1.36%  1.63%

 4.05%  Net Interest Income Over Time  3.74%  3.99%  3.59%  3.44%  3.70%  3.72%  3.71%  Net Interest Income ($mm)  NIM  3.34%  3.83%  3.94%  4.06%  3.93%  3.63%  3.58%  3.51%  4.02%  Source: S&P Global Market Intelligence  Annual data for the twelve months ended 12/31 of each respective year; quarterly data for the three months ended each respective quarter  3.13%  3.14%  3.25%  17  3.64%  3.14%  2.78%  3.09%  3.50%

 Execution of Strategic Vision  18  Source: S&P Global Market Intelligence, Company documents  Pricing data as of 10/20/22  Price Performance since 12/31/08  In 2009, FBMS formulated a strategic vision focused on branch expansion and acquisition of banks with assets less than $500 million in MS, AL, LA, FL and GA  $9.04  $30.92  3/22/13  $20.0M Preferred Stock Offering  4/30/13  Acquired First National Bank of Baldwin County  7/1/14  Acquired BCB Holding Company, Inc.  12/14/15  Acquired Mortgage Connection, LLC  10/24/16  $63.3M Preferred Stock Offering  1/1/17  Acquired Gulf Coast Community Bank  1/1/17  Acquired Iberville Bank  10/26/17  $58.4M Common Stock Offering  3/1/18  Acquired South West Banc Shares, Inc.  4/1/18  Acquired Sunshine Financial, Inc.  5/1/18  $66.0M Subordinated Debt Offering  10/31/18  Acquired FMB Banking Corp.  3/1/19  Acquired FPB Financial Corp.  10/31/19   Acquired First Florida Bancorp, Inc.  4/3/20   Acquired Southwest Georgia Financial Corporation  9/25/20  $65.0M Subordinated Debt Offering  12/3/21  Acquired 7 branches from divested deposits of BXS-CADE  8/1/22   Acquired Beach Bancorp, Inc.   7/27/22  Announced Heritage Southeast Bancorporation, Inc. Acquisition

 Historical Profitability Trends  19   Source: S&P Global Market Intelligence, Company Documents   Data as of or for the three months ended each respective quarter  (1) Refer to appendix for “Non-GAAP Reconciliation”   Reported ROAA (%)  ROAA, Operating (%) (1)  Reported ROATCE (%) (1)  ROATCE, Operating (%) (1)  PTPP ROAA, Oper. (1)  1.49%  1.33%  1.24%  1.36%  1.63%

 20  Historical Profitability Trends  Non-interest Income, Oper. / Adj. Operating Revenue (%) (1)  Non-interest Income Q3 ‘22 (%)  Efficiency Ratio, Operating (%) (1)  Adjusted Operating Expense / Average Assets (%) (1)   Source: S&P Global Market Intelligence, Company Documents   Data as of or for the three months ended each respective quarter   (1) Refer to appendix for “Non-GAAP Reconciliation”

 Historical Balance Sheet Growth  21  Assets ($mm)  Source: S&P Global Market Intelligence  Data as of 12/31 of each year, respectively; Q3 ’22 data as of 9/30/22   Loans ($mm)  Deposits ($mm)  PPP Loans  2012 – Q3 ‘22 CAGR: 25%  2012 – Q3 ‘22 CAGR: 25%  2012 – Q3 ‘22 CAGR: 26%

 22  Strong Balance Sheet & Earnings Power  Total Risk-Based Capital (%)  Core Deposits (%)  Efficiency Ratio, Operating (%) (1)  Loans / Deposits (%)  2.7 percentage points higher than peers  6.2 percentage points lower than peers  15.9 percentage points lower than peers  5.9 percentage points higher than peers   Source: S&P Global Market Intelligence   Peer data as of or for the three months ended the most recent quarter available   Note: Peers include all major exchange traded banks headquartered in AL, AR, FL, GA, KY, LA, MS, NC, SC, TN, VA and WV with total assets between $1 billion and $10 billion  (1) Refer to appendix for “Non-GAAP Reconciliation”

 23  Continuing Developments  Meaningful increase in competition for retaining and attracting deposits in Q4 is driving greater deposit repricing velocity, increasing cost of funds, and putting continued downward pressure on NIM and earnings  Following deployment of excess cash and liquidity in Q1 through Q3 into loans, in Q4 we have seen changes in loan prepayment velocity coupled with challenges in reinvesting prepaid funds into higher rate loans, which have put further downward pressure on loan growth, NIM, and earnings  During 2022, given rate increases and changes in loan portfolio, we have become less asset sensitive, and we are monitoring the impact of these dynamics, including a trend towards become more liability sensitive going forward

 24  Loan & deposit information

 25  Loan Portfolio Overview  Q3 ‘22 Loan Composition  Historical Loan Composition  Dollars in millions, unless otherwise noted  Source: S&P Global Market Intelligence  Data as of 12/31 each respective year  Granular loan portfolio, average loan size excluding PPP is ~$198 thousand  Top 25 loans represent ~8% of total portfolio  De Minimis consumer credit card loans ($1.4 million or 0.04% of total loans)  Limited energy exposure ($25.3 million or 0.7% of total loans)  No Shared National Credits (“SNCs”)

 26  Loan Growth Over Time  Quarterly Loan Growth (Ex. PPP) Over Time  Source: S&P Global Market Intelligence  Quarterly data as of the three months ended each respective quarter; Quarterly loan growth annualized  (1) Excludes impact of Beach Bancorp, Inc. acquisition   (1)

 27  Granular Loan Portfolio  Dollars in millions  Source: Company Documents  Data as of 9/30/22  Size of our top 75 Relationships  Largest individual loan is $29.2 million total committed exposure  Total participations purchased are less than 3% of outstanding balances

 28  Loan Concentrations Over Time  C&D Loan Concentration Over Time  CRE Loan Concentration Over Time  Source: S&P Global Market Intelligence  Note: 100% and 300% are the interagency guidance figures for C&D Concentration and CRE Concentration of a banking institution’s total risk-based capital, respectively

 29  Asset Quality Over Time  NPAs / Loans + OREO (%)  NCOs / Average Loans (%)  ACL / NPLs (%)  ACL / Loans (%)  Source: S&P Global Market Intelligence  Yearly data as of or for the twelve months ended each respective year; Q3 ‘22 data for the three months ended 9/30/22

 30  History of Prudent Credit Culture  15-Year NCOs / Avg. Loans vs. Banking Industry (%)  Source: S&P Global Market Intelligence, FDIC  Yearly data as of or for the twelve months ended each respective year   Note: FDIC data as of 12/31/21  (0.04%)  FBMS NCOs / Avg. Loans for the three months ended 9/30/22

 31  Attractive Deposit Portfolio  Historical Deposit Composition ($bn)  Cost of Total Deposits Over Time (%)  Dollars in millions unless otherwise noted  Source: S&P Global Market Intelligence; company documents  Annual data as of or for the twelve months ended each respective year; Quarterly data as of or for the three months ended each respective quarter; deposit mix as of 9/30/22  97.3% core deposits  31.9% non-interest bearing demand deposits  Q3 ‘22 Deposit Composition

 32  Capital & Liquidity

 33  Capital Position  TCE / TA (%) (1)  Leverage Ratio (%)  Total Risk Based Capital Ratio (%)  CET1 Ratio (%)   Source: S&P Global Market Intelligence   Data as of 12/31 of each year, respectively; Q3 ’22 data for the three months ended 9/30/22  (1) Non-GAAP measure, see reconciliation to closest GAAP measure in appendix

 34  Capital Appreciation & Returns to Shareholders  Tangible Book Value per Share ($)  Dividends Declared per Share ($)  Shares Repurchased (%) (2)   Source: S&P Global Market Intelligence; Data as of 12/31 of each year, respectively; Q3 ’22 data as of or for the three months ended 9/30/22  (1) Q3 ’22 dividend declared per share annualized  (2) Represents shares repurchased in period stated divided by common shares outstanding at prior period end  (1)  Dollars Returned to Shareholders ($M)

 35  Liquidity Position  Source: S&P Global Market Intelligence  Data as of 12/31 of each year, respectively; Q3 ’22 data for the three months ended 9/30/22  Gross Loans / Deposits (%)  Funding Sources  Liquidity Highlights   As of September 30, the Company’s liquidity ratio was 25.8%, as compared to the internal liquidity policy guidelines of 10% minimum   Other liquidity ratios reviewed include the following along with policy guidelines:

 36  Appendix

 37  Deposit Market Share by State  Mississippi  Florida  Alabama  Louisiana  Georgia  Source: S&P Global Market Intelligence  Data as of 6/30/22  Note: Deposits capped at $1.0 bn per branch  Note: Deposit data pro forma for pending transactions

 38  Deposit Market Share by Select MSAs  Tallahassee, FL MSA  Gulfport-Biloxi, MS MSA  Fort Walton Beach-Destin, FL MSA  Mobile, AL MSA  Baton Rouge, LA MSA  Hattiesburg, MS MSA  Source: S&P Global Market Intelligence  Data as of 6/30/22  Note: Deposits capped at $1.0 bn per branch  Note: Deposit data pro forma for pending transactions

 Historical Financials  39   Source: S&P Global Market Intelligence   Annual data as of or for the twelve months ended each respective year; quarterly data as of or for the three months ended each respective quarter  (1) Non-GAAP measure, see reconciliation to closest GAAP measure

 40  Non-GAAP Reconciliation

 41  Non-GAAP Reconciliation (cont.)

 42  Non-GAAP Reconciliation (cont.)

 43  Non-GAAP Reconciliation (cont.)

 44  Non-GAAP Reconciliation (cont.)